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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-31658, 333-52977, 333-68809, 333-79667, 333-85805, 333-93165
and 333-93163) and in the related Prospectuses of Westfield America, Inc., formerly CenterMark Properties, Inc., of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

March 29, 2000
Los Angeles, California